2010

EXECUTIVE EMPLOYEE INCENTIVE PROGRAM

Description: The Program is intended to provide incentives for critical, senior employees based on Corporate and group performance targets. Incentives will be paid in cash and the program will begin January 1, 2010 with payments made during the first calendar quarter of 2011, upon determination of the percentage of the department goals that were met during the calendar year.

Goals: Incent senior employee performance, allow employees to share in both the success of Company and their individual areas of responsibility and to provide a mechanism to retain key employees.

Mechanism:

1) Establish Company earning's target (threshold) of $ 1,072,210 (approved budget) ..

2) If Company meets the earning's target, participating employees are eligible for incentive program. No incentives paid, if Company earnings target is not achieved.

3) Establish group employee performance targets (typically, 3-5 quantifiable measures).

4) Following end of calendar year, determine how many targets were achieved (e.g. 2 out of 4 targets achieved, employee eligible for 50% of bonus)

5) Award incentive to be paid in cash within 90 days of year end.

6) Program limited to small group of senior employees.

7) Extraordinary items, positive or negative, are to be excluded from determining whether targets are met.

8) An individual's incentive will be determined by how much they contributed directly to attainment of successfully completed group goals.

Eligible Employees for 2010:
Fi Sarhangi	Mike Carpenter	Al Horning
Matt Cook	Debbie Beer	Kevin Fink
Jerry Sleve	Ed Buck	Tracee Roye
Russ Miller	Bob Bush

AWARDS UNDER THIS PROGRAM ARE AT THE DISCRETION OF THE BOARD OF DIRECTORS AND MAY BE MODIFIED OR DISCONTINUED AT ANY TIME.